UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	March 8, 2005

Host America Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Broadway Hamden, Connecticut	06518

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(203) 248-4100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

            On March 8, 2005, Host America Corporation (“Host”) received notice from the Nasdaq that it was no longer in compliance with Nasdaq’s independent director and audit committee requirements, as set forth in Marketplace Rule 4350, as a result of the recent resignation of Mr. Thomas P. Eagan, Jr.

            As noted in Item 5.02 of this Report, Ms. Tammi Didlot resigned as a director of Host, thereby bringing Host’s board to four non-independent and five independent directors.  Accordingly, Host believes it is now in compliance with Marketplace Rule 4350.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            On March 9, 2005, Tammi Didlot resigned from Host’s board for personal reasons.

            John D’Antona, an independent director of Host, is now the Chairman of the Compensation Committee.  Nicholas M. Troiano, an independent director of Host, is now a member of the Compensation Committee.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: March 14, 2005	By: /s/ Geoffrey Ramsey
Geoffrey Ramsey
Chief Executive Officer